Exhibit 10.5
SPE Navigation 1, LLC agreement to acquire working interest

 Sale of Working Interest Agreement

Agreement is made this 15th day of February 2011 between Strategic American Oil Corporation, hereinafter referred to as “Seller” and SPE Navigation 1, LLC and/or its assigns, hereinafter referred to as “Purchaser”, concerning the sale of working interest being acquired by Seller in the purchase of Galveston Bay Energy, LLC, which the Purchase and Sale Agreement is included here by reference. Sellers agree to sell and Purchaser agrees to purchase twenty-five percent (25%) of the working interest being acquired by Seller in the said acquisition under the following terms and conditions:

1.	Purchaser shall upon signing of this Agreement deliver $1,400,000 to Seller. Purchaser shall be entitled to 15% of the working interest with the delivery of these proceeds.
2.	Purchaser shall on or before 90 days from this date, deliver another $1,150,000 to Seller. Purchaser shall be entitled to 10% of the working interest with the delivery of these proceeds.

Witness our hands this 15th day of February 2011.

Purchaser

SPE NAVIGATION, LLC

/s/ Michael E. Watts
Michael E. Watts, President

Seller

STRATEGIC AMERICAN OIL CORPORATION

/s/ Jeremy G. Driver
Jeremy G. Driver, President